Exhibit 99.1

Tallgrass Energy Announces Consent Solicitation
for its Senior Notes due 2023, 2024 and 2028

LEAWOOD, Kan.--(BUSINESS WIRE)--February 21, 2019--Tallgrass Energy, LP (NYSE: TGE) (“TGE”) announced today that its subsidiaries, Tallgrass Energy Partners, LP and Tallgrass Energy Finance Corp. (together, the “Issuers”), are soliciting consents (the “Consent Solicitations”) from holders (the “Holders”) of their outstanding 4.75% Senior Notes due 2023 (“2023 Notes”), their outstanding 5.50% Senior Notes due 2024 (“2024 Notes”), and their outstanding 5.50% Senior Notes due 2028 (“2028 Notes”, together with the 2023 Notes and the 2024 Notes, the “Notes”) as of 5:00 p.m. New York City time, on February 20, 2019 (the “Record Date”) to effect an amendment to each of the indentures governing the Notes (each, an “Indenture” and collectively, the “Indentures”), as described below, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated February 21, 2019 (as may be amended or supplemented from time to time, the “Consent Solicitation Statement”). The Consent Solicitations will expire at 5:00 p.m. New York City time, on February 27, 2019 (such time and date, as the same may be extended by the Issuers from time to time, the “Expiration Date”).

Certain details regarding the Notes and the Consent Solicitations are set forth in the table below.

Title of Security	CUSIP No.	Outstanding Principal Amount	Consent Fee(1)

4.75% Senior Notes due 2023	87470LAE1 (144A) U8302LAF5 (Reg. S)	$500,000,000	$1.00
5.50% Senior Notes due 2024	87470LAA9 (144A) U8302LAA6 (Reg. S)	$750,000,000	$1.00
5.50% Senior Notes due 2028	87470LAD3 (144A) U8302LAD0 (Reg. S) U8302LAE8 (Reg. S)	$750,000,000	$1.00
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(1)
The Consent Fee (as defined herein) for the Consent Solicitation for the Notes is an amount, per $1,000 aggregate principal amount of Notes for which a Holder has validly delivered (on or prior to the applicable Expiration Date) and not validly revoked its consent. No accrued interest will be paid in respect of the Consent Fee. Holders who validly deliver (and do not validly revoke) their consents on or prior to the applicable Expiration Date shall receive the Consent Fee, subject to the terms and conditions set forth in the Consent Solicitation Statement.

As previously announced by TGE on January 31, 2019, certain qualifying owners have entered into a Purchase Agreement, dated as of January 30, 2019 (as same may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among (a) Tallgrass Energy Holdings, LLC, a Delaware limited liability company, Tallgrass Holdings, LLC, a Delaware limited liability company, KIA VIII (Rubicon), L.P., a Delaware limited partnership, KEP VI AIV (Rubicon), LLC, a Delaware limited liability company, Tallgrass KC, LLC, a Delaware limited liability company, William R. Moler Revocable Trust, under trust agreement dated August 27, 2013, and David G. Dehaemers, Jr. Revocable Trust, a revocable trust under trust agreement dated April 26, 2006 (the entities in this clause (a), collectively, the “Sellers”), (b) Prairie Non-ECI Acquiror LP, a Delaware limited partnership, Prairie ECI Acquiror LP, a Delaware limited partnership, Prairie VCOC Acquiror LP, a Delaware limited partnership, and Prairie GP Acquiror LLC, a Delaware limited liability company (the entities in this clause (b), collectively, the “Acquirors”), and (c) David G. Dehaemers, John T. Raymond and Frank J. Loverro, in their respective capacities as seller representatives. Pursuant to the Purchase Agreement, the Acquirors will acquire (the “Acquisition”) all of the membership interests in Tallgrass Energy GP, LLC, a Delaware limited liability company and general partner of the TGE, approximately 44% of the outstanding limited partner interests in TGE, and approximately 44% of the economic interests in Tallgrass Equity, LLC, a Delaware limited liability company. The completion of the Acquisition is subject to the satisfaction of certain customary closing conditions.

Under each Indenture, the consummation of the Acquisition would constitute a Change of Control (as defined in each of the Indentures) and a Change of Control Triggering Event (as defined in each of the Indentures) would occur if a Change of Control is accompanied or followed by downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of a series of Notes (a “Ratings Decline”) within the Ratings Decline Period (as defined in the Indentures) by (i) in the case of the 2023 Notes, all three Ratings Agencies (as defined in the Indenture for the 2023 Notes) and (ii) in the case of the 2024 Notes and 2028 Notes, both Ratings Agencies (as defined in the Indentures for the 2024 Notes and the 2028 Notes), as a result of which the rating of the applicable Notes on any day during such Ratings Decline Period is below the rating by each applicable Rating Agency in effect immediately preceding the first public announcement of the Change of Control. If a Change of Control Triggering Event under any Indenture occurs, each Holder of Notes issued pursuant to that Indenture will have the right to require the Issuers to repurchase all or any part of that Holder’s Notes pursuant to a Change of Control Offer (as defined in each of the Indentures) on the terms and subject to the conditions set forth in the applicable Indenture (unless the Issuers have previously or concurrently given notice of redemption of all of the applicable Notes pursuant to the terms of the applicable Indenture). In any such Change of Control Offer, the Issuers will be required to offer a cash payment equal to 101% of the aggregate principal amount of such Notes repurchased, plus accrued and unpaid interest, if any, on such Notes repurchased to, but excluding, the date of settlement, subject to the right of the applicable Holders of record of such Notes on the record date to receive interest due on an interest payment date that is on or prior to the such settlement date.

The Issuers are soliciting Consents to, among other things: (a) amend the defined term “Change of Control” in each Indenture to provide that the Acquisition will not constitute a Change of Control under such Indenture, (b) change the definition of “Qualifying Owners” in the applicable Indenture to provide that Blackstone Infrastructure Partners L.P. (“BIP”), Vencap Holdings (1992) Pte. Ltd. (“GIC”) and their respective affiliates, funds, holding companies and investment vehicles, among others, are Qualifying Owners and (c) add to, amend, supplement or change certain other defined terms contained in such Indenture related to the foregoing (collectively, the “Proposed COC Amendments”). For the actual text of the Proposed COC Amendments, Holders should read “The Proposed COC Amendments” in the Consent Solicitation Statement. Except for the foregoing, the Proposed COC Amendments do not include any other changes to the Indenture. Holders of at least a majority of the aggregate outstanding principal amount of each applicable series of Notes must deliver valid consents (and not validly revoke the consents) to the applicable Proposed COC Amendments to approve such Proposed COC Amendments.

The effectiveness of the Proposed COC Amendments is not a condition to the consummation of the Acquisition or the other transactions contemplated by the Purchase Agreement. Subsequent to the announcement of the Acquisition, Standard & Poor’s Rating Services, Moody’s Investor Services Inc. and Fitch Ratings Inc. have all affirmed their respective ratings with respect to the Notes.

The Issuers’ obligation to accept and pay the Consent Fee for valid and unrevoked consents to the Proposed COC Amendments for each series of Notes is subject to and conditioned upon (i) the receipt of the Requisite Consents for such series of Notes on or prior to the Expiration Date for such Notes, (ii) the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened), that (in the case of any action or proceeding if adversely determined) would make unlawful or invalid or enjoin or delay the implementation of the applicable Proposed COC Amendments, the entering into of the applicable Supplemental Indenture (as defined below) or the payment of the applicable Consent Fee to the Holders of that series of Notes or that would question the legality or validity thereof and (iii) the consummation of the Acquisition (collectively, the “Consent Conditions”). In the event the Acquisition is not consummated on or prior to March 29, 2019, either Acquirors or certain Sellers may elect to terminate the Purchase Agreement, subject to the terms and conditions thereof.

If the Holders of at least a majority of the aggregate outstanding principal amount of a series of Notes deliver valid and unrevoked Consents to the applicable Proposed COC Amendments (the “Requisite Consents”), the Issuers, the applicable Guarantors and the Trustee may execute a supplemental indenture (the “Supplemental Indenture”) to the applicable Indenture effecting the Proposed COC Amendments. The time and date on which each Supplemental Indenture is executed is referred to as the “Consent Time” with respect to the applicable series of Notes. Consents to the Proposed COC Amendments for any series of Notes may not be revoked at any time after the applicable Consent Time, even if the Expiration Date for such Notes is later than such Consent Time. Although each Supplemental Indenture and the related Proposed COC Amendments will become effective immediately upon execution at the applicable Consent Time, such Proposed COC Amendments will cease to be operative if the Acquisition is not consummated or the Issuers do not pay the applicable Consent Fee. The Issuers expect to pay, or cause to be paid, the Consent Fee to DTC for the benefit the applicable Holders substantially concurrently with the closing of the Acquisition. Once a Supplemental Indenture is effective, however, any Consents given with respect to the applicable series of Notes may not be revoked. If the Consent Conditions are not satisfied or waived with respect to a series of Notes, no Consent Fee with respect to such Notes will be paid to any Holder thereof. The Consent Solicitations are being made solely by the Consent Solicitation Statement and on the terms and subject to the conditions set forth therein. The Issuers may, in their sole discretion, terminate, extend or amend any Consent Solicitation at any time as described in the Consent Solicitation Statement. This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security and is not a solicitation of consents with respect to the Proposed COC Amendments or any of securities. The Consent Solicitations are not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Citigroup Global Markets Inc. (“Citi”) is acting as the Solicitation Agent for the Consent Solicitation. Global Bondholder Services Corporation will act as the Information and Tabulation Agent for the Consent Solicitation. Questions or requests for assistance related to the Consent Solicitation or for additional copies of the Consent Solicitation Statement and other related documents may be directed to Citi at (212) 723-6106 (banks and brokers) and (800) 558-3745 (all others, toll free) or to Global Bondholder Services Corporation at (212) 430-3774 (banks and brokers) and (866) 794-2200 (all others, toll free). Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. Holders are urged to review the Consent Solicitation Statement for the detailed terms of the Consent Solicitation and the procedures for consenting to the Proposed COC Amendments.

About Tallgrass Energy

Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

FORWARD-LOOKING STATEMENTS

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the consummation of the Acquisition, the Consent Solicitations, including the timing thereof, the Proposed COC Amendments and the execution of the Supplemental Indentures. These statements are based on certain assumptions made by TGE based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks set forth in reports filed by TGE with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Tallgrass Energy, LP
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com